                          DUKE-WEEKS REALTY CORPORATION
                            (AN INDIANA CORPORATION)

                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP
                        (AN INDIANA LIMITED PARTNERSHIP)

                              7.75% NOTES DUE 2009

                                 TERMS AGREEMENT


                                                        Dated: November 10, 1999


To:      Duke-Weeks Realty Corporation
         Duke-Weeks Realty Limited Partnership

c/o      Duke-Weeks Realty Corporation
         8888 Keystone Crossing, Suite 1200
         Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

         We understand that Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $150,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") (such Debt Securities being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the " Underwriters") offer to purchase, severally and not jointly, the respective numbers of Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.



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
                                                          Principal Amount
                  Underwriter                                    Of
                  -----------                          Underwritten Securities
                                                       -----------------------
Salomon Smith Barney Inc.                                    $90,000,000

Goldman, Sachs & Co.                                          22,500,000

Deutsche Bank Securities Inc.                                 15,000,000

Legg Mason Wood Walker, Incorporated                          15,000,000

Wachovia Securities, Inc.                                      7,500,000
                                                              ---------
                                                            $150,000,000
                  Total

         The Underwritten Securities shall have the following terms:

Title of securities:
Currency:  U.S. Dollars
Principal amount to be issued:  $150,000,000
Current ratings:  Moody's Investors Service, Inc: Baa2; Standard & Poor's
   Corporation: BBB+
Interest rate: 7.750%
Interest payment dates: Each May 15 and November 15
Stated maturity date: November 15, 2009
Redemption provisions: The Underwritten Securities are callable at any time at a Make-Whole Amount equivalent to the higher of par or the future payment stream discounted at T+25.
Delayed Delivery Contracts: not authorized
Initial public offering price:  99.269%, plus accrued interest, if any, from the date of issuance
Purchase price:  98.619%, plus accrued interest, if any, from the date of issuance (payable in same day funds).
Other terms:
          The Underwritten Securities shall be in the form of Exhibit A to the Supplemental Indenture, dated as of November 16, 1999 between Duke-Weeks Realty Limited Partnership and Bank One Trust Company, N.A. (formerly known as The First National Bank of Chicago) .
Closing date and location:  November 16, 1999 at the offices of Rogers & Wells
   LLP, 200 Park Avenue, New York, New York 10166

          All the provisions contained in the document attached as Annex A hereto entitled "Duke-Weeks Realty Corporation and Duke-Weeks Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.




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         Please accept this offer no later than 5:00 o'clock P.M. (New York City time) on November __, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    SALOMON SMITH BARNEY INC.
                                    GOLDMAN, SACHS & CO.
                                    DEUTSCHE BANK SECURITIES INC.
                                    LEGG MASON WOOD WALKER, INCORPORATED
                                    WACHOVIA SECURITIES, INC.


                                    By: SALOMON SMITH BARNEY INC.


                                    By: /s/ Douglas W. Sesler
                                       --------------------------
                                        Managing Director



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

Accepted:

DUKE-WEEKS REALTY CORPORATION

By: /s/ Matthew A. Cohoat
   --------------------------------------
    Name:
    Title:



DUKE-WEEKS REALTY LIMITED PARTNERSHIP

By:  DUKE-WEEKS REALTY CORPORATION
     -----------------------------
     General Partner

By: /s/ Matthew A. Cohoat
   --------------------------------------
    Name:
    Title:

































                        (Terms Agreement Signature Page)




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